Exhibit 10.4    Intellectual Property Assignment Agreement

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (hereinafter referred to as the "Agreement") is made and entered into as of the  day of, 20 (“Inception Date”), by and between OXYSURE SYSTEMS, INC., a corporation duly organized and existing pursuant to the laws of the state of Delaware, (hereinafter referred to as "OSI" or the “Company”), and  (hereinafter referred to as the "Employee").

W I T N E S S E T H:

WHEREAS, the Company desires to have the benefit of the Employee's efforts and services;

WHEREAS, the Company recognizes that circumstances may arise which may cause uncertainty of continued employment of the Employee without regard to the Employee's competence or past contributions;

WHEREAS, such uncertainties may result in the loss of valuable services of the Employee to the detriment of the Company and its shareholders;

WHEREAS, the Employee will be in a better position to consider the best interests of the Company if the Employee is afforded reasonable security, as provided in this Agreement, against altered conditions of employment which may result from situations now unknown, and

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto mutually covenant and agree as follows:

1.           DEFINITIONS.  Whenever used in this Agreement, the following terms shall have the meanings set forth below:

               (a)    "Accrued Benefits" shall mean the amount payable not later than fifteen (15) days following an applicable Termination Date and which shall be equal to the sum of the following amounts:

(i)           All salary earned or accrued through the Termination Date;

(ii)    Reimbursement for any and all moneys advanced in connection with the Employee's employment for pre-approved, reasonable and necessary expenses incurred by the Employee through the Termination Date;
(iii)    Any and all other cash benefits previously earned through the Termination Date and deferred at the election of the Employee or pursuant to any deferred compensation plans then in effect;

(iv)    The full amount of any stated bonus payable to the Employee with respect to the year in which termination occurs provided that the events necessary to have earned said bonus have been achieved; and

(v)    All other payments and benefits to which the Employee may be entitled under the terms of any benefit plan of the Company.

(b)           "Act" shall mean the Securities Exchange Act of 1934;

                (c)    "Affiliate" shall have the same meaning as given to that term in Rule 12b-2 of Regulation 12B promulgated under the Act;
(d)    "Base Period Income" shall be an amount equal to the Employee's annualized compensation calculated pursuant to section 6 herein for the initial term of this agreement;

(e)           "Board" shall mean the Board of Directors of the Company;

(f)    "Cause" shall mean any of the following:

(i)    The engaging by the Employee in fraudulent conduct, as evidenced by a determination in a binding and final judgment, order or decree of a court or administrative agency of competent jurisdiction, in effect after exhaustion or lapse of all rights of appeal, in an action, suit or proceeding, whether civil, criminal, administrative or investigative, which the Board determines, in its sole discretion, has a significant adverse impact on the Company in the conduct of the Company's business;
(ii)           Conviction of a felony, as evidenced by a binding and final judgment, order or decree of a court of competent jurisdiction, in effect after exhaustion or lapse of all rights of appeal, which the Board determines, in its sole discretion, has a significant adverse impact on the Company in the conduct of the Company's business;

(iii)             Neglect or refusal by the Employee to perform the Employee's duties or responsibilities; or

(v)    A violation by the Employee of the Company's policies and procedures; or

Notwithstanding the foregoing, Cause shall not exist under Sections 1(f) (iii) and (iv) herein unless the Company furnishes written notice to the Employee of the specific offending conduct and the Employee fails to correct such offending conduct within the thirty (30) day period commencing on the receipt of such notice.

(g)    "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time;
(h)    “Consolidated Group” means and includes the Company, all of OSI’s current or future subsidiaries and any other corporations or divisions thereof, which are hereafter acquired by or consolidated with the OSI and which collectively carry on the business of OSI, the Company or any part thereof.;

(i)           "Notice of Termination" shall mean the notice described in Section 10 herein;

(j)    "Person" shall mean any individual, partnership, joint venture, association, trust, corporation or other entity, other than an employee benefit plan of the Company or an entity organized, appointed or established pursuant to the terms of any such benefit plan;
(k)    "Termination Date" shall mean, except as otherwise provided in Section 10 herein,

(i)           The Employee's date of death;

(ii)           Thirty (30) days after the delivery of the Notice of Termination if the Employee's employment is terminated by the Employee voluntarily; and

(iii)           Seven (7) days after the delivery of the Notice of Termination if the Employee's employment is terminated by the Company for any reason other than cause; except that if such termination occurs during the first 2 months of service, then it shall be zero (0) days.

2           EMPLOYMENT.

The Company hereby agrees to employ the Employee and the Employee hereby agrees to serve the Company, on the terms and conditions set forth herein.

3.           TERM.

The employment of the Employee by the Company pursuant to the provisions of this Agreement shall commence on the date of this Agreement (the “Effective Date”) and end on the One Thousand Eight Hundred Twenty Fifth day thereafter (1,825th) day thereafter, unless sooner terminated as hereinafter provided.

4.           POSITIONS AND DUTIES.

The Employee shall hold the position of                                                                                                 of the Company and shall perform the duties and responsibilities as outlined in Exhibit B. The Employee shall also perform such duties as the Company’s management or Board shall direct and shall serve in such additional capacities as set forth in Section 7 herein.  In connection with the foregoing positions, the Employee shall have such duties, responsibilities and authority as may from time to time be assigned to the Employee by management or the Board.  The Employee shall devote substantially all of the Employee's working time and efforts to the business and affairs of the Company. The Employee shall not be engaged in the provision of any consulting or services to any third parties.

5.           PLACE OF PERFORMANCE.

In connection with the Employee's employment by the Company, the Employee shall be based at the principal Employee offices of the Company in North Dallas, Texas, except for where travel is required, or where otherwise required by the operations of the Company.

6.           COMPENSATION AND RELATED MATTERS.

(a)    Commencing on the Effective Date hereof, and during the Period of Employment, the Company shall compensate the Employee in accordance with Exhibit A hereto. The Company will also issue to the Employee options as to the Common Stock of the Company as outlined in Exhibit A hereto. In addition, the Employee shall be entitled to participate in any annual bonus programs established by the Company for senior Employees.

(b)    During the term of the Employee's employment hereunder, the Employee shall be entitled to receive prompt reimbursement for all pre-approved, reasonable expenses incurred by the Employee in performing services hereunder, including all business travel and living expenses while away from home on business or at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures presently established by the Company and OSI or as may be changed from time to time.

(c)           The Employee shall also be entitled to all other benefits provided by the Company to its general employees.

7.           OFFICES.

The Employee agrees to serve without additional compensation, if elected or appointed thereto, as a member of the Board of Directors of the Company, or any subsidiary; provided, however, that the Employee is indemnified for serving in any and all such capacities on a basis no less favorable than is currently provided in the Company's bylaws, or otherwise.

8.           TERMINATION FOR CAUSE.

If the Employee's employment with the Company is terminated by the Company for Cause, subject to the procedures set forth in Section 10 herein, the Employee shall be entitled to receive the Employee's Accrued Benefits as of the Termination Date.  The Employee shall not be entitled to the receipt of any Termination Payment.

9.           VOLUNTARY TERMINATION BY EMPLOYEE.

From and after August 1, 2008, provided that the Employee furnishes two (2) months prior written notice to the Company, the Employee shall have the right to voluntarily terminate this Agreement at any time. The Employee shall receive the Employee's Accrued Benefits as of the Termination Date and shall not be entitled to any Termination Payment.

10.           TERMINATION NOTICE AND PROCEDURE.

Any termination by the Company or the Employee of the Employee's employment during the Employment Period shall be communicated by written Notice of Termination to the Employee, if such Notice of Termination is delivered by the Company, and to the Company, of such Notice of Termination is delivered by the Employee, all in accordance with the following procedures:

(a) The Notice of Termination shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances alleged to provide a basis for termination.

11.           NONDISCLOSURE OF PROPRIETARY INFORMATION.

(a)     For the purposes of this Paragraph 11, including all subparagraphs, “the Company” shall mean the Company or OSI.  Recognizing that the Company is presently engaged, and may hereafter continue to be engaged, in the research and development of processes, the obtainment and sale of products or performance of services, which involve experimental and inventive work and that the success of its business depends upon the protection of the processes, products and services by patent, copyright or by secrecy and that the Employee has had, or during the course of his engagement may have, access to Proprietary Information, as hereinafter defined, of the Company or other information and data of a secret or proprietary nature of the Company which the Company wishes to keep confidential and the Employee has furnished, or during the course of his engagement may furnish, such information to the Company, the Employee agrees that (a) "Proprietary Information" shall mean any and all methods, inventions, improvements or discoveries, whether or not patentable or copyrightable, and any other information of a similar nature related to the business of the Company disclosed to the Employee or otherwise made known to him as a consequence  of or through his engagement by the Company (including information originated by the Employee) in any technological area previously developed by the Company or developed, engaged in, or researched, by the Company during the term of the Employee's engagement, including, but not limited to, trade secrets, processes, products, formulae, apparatus, techniques, know-how, marketing plans, data, improvements, strategies, forecasts, customer lists, and technical requirements of customers, unless such information is in the public domain to such an extent as to be readily available to competitors.

(b)     The Employee acknowledges that the Company has exclusive property rights to all Proprietary Information and the Employee hereby assigns all rights he might otherwise possess in any Proprietary Information to the Company. Except as required in the performance of his duties to the Company or otherwise as required by law, the Employee will not at any time during or after the term of his engagement, which term shall include any time in which the Employee may be retained by the Company as a consultant, directly or indirectly use, communicate, disclose or disseminate any Proprietary Information or any other information of a secret, proprietary, confidential or generally undisclosed nature relating to the Company, its products, customers, processes and services, including information relating to testing, research, development, manufacturing, marketing and selling.
(c)     All documents, records, notebooks, notes, memoranda and similar repositories of, or containing, Proprietary Information or any other information of a secret, proprietary, confidential or generally undisclosed nature relating to the Company or its operations and activities made or compiled by the Employee at any time or made available to him prior to or during the term of his engagement by the Company, including any and all copies thereof, shall be the property of the Company, shall be held by him in trust solely for the benefit of the Company, and shall be delivered to the Company by him on the termination of his engagement or at any other time on the  request of the Company.
(d)     The Employee will not assert any rights under any inventions, copyrights, discoveries, concepts or ideas, or improvements thereof, or know-how related thereto, as having been made or acquired by him prior to his being engaged by the Company or during the term of his engagement if based on or otherwise related to Proprietary Information.

12.           ASSIGNMENT OF INVENTIONS.

(a)    For purposes of this Paragraph 12, the term "Inventions" shall mean discoveries, concepts, and ideas, whether patentable or copyrightable or not, including but not limited to improvements, know-how, data, processes, methods, formulae, and techniques, as well as improvements thereof or know-how related thereto, concerning any past, present or prospective activities of the Company which the Employee makes, discovers or conceives (whether or not during the hours of his engagement or with the use of the Company's facilities, materials or personnel), either solely or jointly with others during his engagement by the Company or any affiliate and, if based on or related to Proprietary Information, at any time after termination of such engagement.  All inventions shall be the sole property of the Company, and Employee agrees to perform the provisions of this paragraph 12 with respect thereto without the payment by the Company of any royalty or any consideration therefor other than the regular compensation paid to the Employee in the capacity of an employee or consultants;

(b)    The Employee shall maintain written notebooks in which he shall set forth, on a current basis, information as to all Inventions, describing in detail the procedures employed and the results achieved as well as information as to any studies or research projects undertaken on the Company's behalf.  The written notebooks shall at all times be the property of the Company and shall be surrendered to the Company upon termination of his engagement or, upon request of the Company, at any time prior thereto.
(c)    The Employee shall apply, at the Company's request and expense, for United States and foreign letters patent or copyrights either in the Employee's name or otherwise as the Company shall desire.

(d)    The Employee hereby assigns to the Company all of his rights to such Inventions, and to applications for United States and/or foreign letters patent or copyrights and to United States and/or foreign letters patent or copyrights granted upon such Inventions.

(e)    The Employee shall acknowledge and deliver promptly to the Company, without charge to the Company, but at its expense, such written instruments (including applications and assignments) and do such other acts, such as giving testimony in support of the Employee's inventorship, as may be necessary in the opinion of the Company to obtain, maintain, extend, reissue and enforce United States and/or foreign letters patent and copyrights relating to the Inventions and to vest the entire right and title thereto in the Company or its nominee.  The Employee acknowledges and agrees that any copyright developed or conceived of by the Employee during the term of Employee's employment which is related to the business of the Company shall be a "work for hire" under the copyright law of the United States and other applicable jurisdictions.

(f)    The Employee represents that his performance of all the terms of this Agreement and as an employee of or consultant to the Company does not and will not breach any trust prior to his employment by the Company.  The Employee agrees not to enter into any agreement either written or oral in conflict herewith and represents and agrees that he has not brought and will not bring with him to the Company or use in the performance of his responsibilities at the Company any materials or documents of a former  employer which are not generally available to the public, unless he has obtained written authorization from the former employer for their possession and use, a copy of which has been provided to the Company.

(g)    No provisions of this Paragraph shall be deemed to limit the restrictions applicable to the Employee under Paragraph 11.

13.           SHOP RIGHTS.

The Company shall also have the royalty-free right to use in its business, and to make, use and sell products, processes and/or services derived from any inventions, discoveries, concepts and ideas, whether or not patentable, including but not limited to processes, methods, formulas and techniques, as well as improvements thereof or know how related thereto, which are not within the scope of Inventions as defined in Paragraph 12 but which are conceived or made by the Employee during the period he is engaged by the Company or with the use or assistance of the Company's facilities, materials or personnel.

14.           NON-COMPETE.

The Employee hereby agrees that during the term of this Agreement and for twelve months (12) months following a termination for any reason, unless otherwise specified in this agreement, shall not:

(a)    Within any jurisdiction or marketing area in the United States in which the Company or any subsidiary thereof is doing business, own, manage, operate or control any business of the type and character engaged in and competitive with the Company or any subsidiary thereof.  For purposes of this paragraph, ownership of securities of not in excess of five percent (5%) of any class of securities of a public company shall not be considered to be competition with OSI, or any subsidiary thereof; or

(b)    Within any jurisdiction or marketing area in the United States in which the Consolidated Group or any member thereof is doing business, act as, or become employed as, an officer, director, employee, consultant or agent of any business of the type and character engaged in and competitive with the Consolidated Group or any of its members; or

(c)    Solicit any business that is the same as that of the Consolidated Group for, or sell any products that are in competition with the Consolidated Group’s products to, any company in the United States, which is, as of the date hereof, a customer or client of the Consolidated Group or any of its members, or was such a customer or client thereof within two years prior to the date of this Agreement; or

(d)    Solicit the employment of, or hire any full time employee employed by the Company or its subsidiaries as of the date of termination of this Agreement.

Restrictions Reasonable. Employee represents and agrees that the provisions hereof are reasonable in order to protect the business and proprietary interests of the Consolidated Group both as to the duration of time and any geographic limitation therein provided, based on the present business, plans and prospects of the Consolidated Group and the confidential and proprietary information to which Employee has had and will have access, and that compliance with the provisions hereof will not be unduly burdensome on him.  Employee represents that prior to executing and delivering this agreement, he has reviewed the provisions of this agreement with his attorney.

15.           REMEDIES AND INJUNCTIVE RELIEF

The Employee hereby acknowledges and agrees that a breach or threatened breach by him or the non-performance of certain of the covenants or promises contained herein by him may cause serious and irreparable harm to the Consolidated Group and that any remedy at law, including any award of money damages, may be inadequate.  Accordingly, Employee agrees and accepts that a threatened breach, a breach or a violation of the provisions of this agreement by him shall entitle the Company, as a matter of right, to an injunction issued by any court of competent jurisdiction, restraining any further or continued breach or violation of the provisions of this agreement.  Such right to an injunction shall be cumulative and in addition to, and not in lieu of, any other remedies to which the Company may be entitled. The Employee specifically acknowledges that the requirement of the Consolidated Group or any member thereof to post a bond for the issuance of a temporary restraining order or temporary injunction should be waived.

16.           ATTORNEY’S FEES.

In the event that either party hereunder institutes any legal proceedings in connection with its rights or obligations under this Agreement, the prevailing party in such proceeding shall be entitled to recover from the other party, all costs incurred in connection with such proceeding, including reasonable attorneys' fees, together with interest thereon from the date of demand at the rate of twelve percent (12%) per annum.

17.           SUCCESSORS.

This Agreement and all rights of the Employee shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, estates, executors, administrators, heirs and beneficiaries. In the event of the Employee's death, all amounts payable to the Employee under this Agreement shall be paid to the  Employee's surviving spouse, or the Employee's estate if the Employee  dies without a surviving spouse.  This Agreement shall inure to the benefit of, be binding upon and be enforceable by, any successor, surviving or resulting corporation or other entity to which all or substantially all of the business and assets of the Company shall be transferred whether by merger, consolidation, transfer or sale.

18.           ENFORCEMENT.

The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part hereof are declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts hereof and the applicability thereof shall not be affected thereby.

19.           AMENDMENT OR TERMINATION.

This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance.  No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.  Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

20.           SEVERABILITY.

The provisions of paragraphs 11, 12, 13 and 14 shall survive termination of this Agreement.

21.           ENTIRE AGREEMENT.

This Agreement sets forth the entire agreement between the Employee and the Company with respect to the subject matter hereof, and supersedes all prior oral or written agreements, negotiations, commitments and understandings with respect thereto.  Each party to this Agreement acknowledges that no representations, inducements, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and no other agreement, statement or promise not contained in this Agreement shall be valid or binding.  The parties hereto have had an opportunity to consult with their respective attorneys concerning the meaning and the import of this Agreement and each has read this Agreement, as signified by his/their signatures below, and are executing the same for the purposes and consideration herein expressed.

22.           GOVERNING LAW.

This Agreement and the Employee's and Company's respective rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such State without giving effect to the provisions, principles, or policies thereof relating to choice or conflict laws, except to the extent that Federal law may apply.

23.           NOTICE.

Any notice or other communication required or permitted hereunder shall be deemed given if in writing and delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid.  Any such notice shall be deemed given when so delivered personally or sent by overnight air courier or facsimile transmission or, if mailed, two days after the date of deposit in the United States mails, as follows:

if to OSI:

Mr. Julian Ross
OxySure Systems, Inc.
10880 John W. Elliott Road
Suite 600
Frisco, TX  75034

if to the Employee:

_______________________________
_______________________________
_______________________________

Any party may be given notice in accordance with this Section to the other parties designate another address or person for receipt of notices by such party hereunder.

23.           BINDING EFFECT: NO ASSIGNMENT.

This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives.  This Agreement and any rights hereunder are not assignable except by operation of law or by OSI to any of its subsidiaries or affiliates.  Any other purported assignment shall be null and void.

24.           VARIATIONS IN PRONOUNS.

Wherever the context shall so require, all words herein in the male gender shall be deemed to include the female or neuter gender and vice versa, all singular words shall include the plural, and all plural words shall include the singular.  All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

25.           REPRESENTATION BY COUNSEL

Each party acknowledges that it has had the opportunity to be represented by separate independent counsel in the negotiation of this Agreement, that any such respective attorneys were of its own choosing, that each authorized representative has read this Agreement and that he understands its meaning and legal consequences to each party.  The Parties warrant and represent that they have consulted with their attorney of choice concerning the execution, the meaning and the import of this Agreement, and each has read this Agreement and fully understands the terms hereof as signified by their signatures below, and are executing the same of their own free will for the purposes and consideration herein expressed.  The Parties warrant and represent that they have had sufficient time to consider whether to enter into this Agreement and that they are relying solely on their own judgment and the advice of their own counsel in deciding to execute this Agreement.  The Parties warrant and represent that they have read this Agreement in its entirety and have consulted with their attorney concerning the execution of this Agreement. If any or all Parties have chosen not to seek alternative counsel, said party or parties hereby acknowledge that he or they refrained from seeking alternative counsel entirely of his or their own volition and with full knowledge of the consequences of such a decision.

26.           PRESUMPTION AGAINST SCRIVENER

Each party waives the presumption that this Agreement is presumed to be in favor of the party which did not prepare it, in case of a dispute as to interpretation.

27.           CAPACITY

Each party represents and warrants that he has the authority to enter into this Agreement either on his own behalf or in an official capacity on behalf of a corporate party.

28.           OTHER INSTRUMENTS

The Parties hereto covenant and agree that they will execute such other and further instruments and documents as are or may become necessary or convenient to effectuate and carry out the business obligations and duties created by this Agreement.

29.           NO WAIVER.

No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

30.           HEADINGS.

The headings used in this Agreement are for administrative purposes only and do not constitute substantive matter to be considered in construing the terms and shall not affect the interpretation of this Agreement.

31.           COUNTERPARTS.

This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.  Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

IN WITNESS WHEREOF, the Company, has caused this Agreement to be executed by its duly authorized officer, and the Employee has executed this Agreement, on the date and year first above written.

OXYSURE SYSTEMS, INC.

__________________________________
By:           Mr. Julian Ross
Its:           President & CEO

EMPLOYEE

_________________________________

Exhibit A